Exhibit 99.1

22nd Century Appoints Robert Manfredonia as Executive Vice President of Sales and Marketing

Almost 30 years of experience in regulated consumer products sales

MOCKSVILLE, N.C., July 30, 2024 — 22nd Century Group, Inc. (Nasdaq: XXII), a tobacco products company focused on nicotine harm reduction and contract manufacturing, today announced the appointment of Robert Manfredonia as Executive Vice President of Sales and Marketing, effective August 1, 2024.

“I am excited to have Robert join 22nd Century as we round out the executive team. I have worked with Robert previously, and he has a deep knowledge and skillset to drive consumer brands in the market. Along with his tenacity and creativity, Robert understands the channels that power regulated products such as tobacco, leveraging his experience and background in spirits. We are looking forward to Robert’s contribution to advancing 22nd Century’s branded products, especially our rebranded VLN® cigarettes, when we relaunch, which will begin accelerating our growth,” Said Larry Firestone, Chairman and CEO.

Manfredonia brings almost 30 years of experience in regulated consumer products sales and marketing experience, primarily in the adult beverage space across the spirits, wine and beer categories. His experience brings a deep knowledge and comprehensive capabilities to expedite distribution, accelerate volume growth and build brand enterprise value. Along with large entities, he has developed start-up brands with channel segment strategic planning and development, tactical coordination and implementation, account programming, shelf standards and retail execution disciplines, with a particular interest in corporate retail channel development for new to market, early stage and mid-sized brands.

He previously served as Senior Vice President of Retail Corporate Accounts for Bonavita Beverage Group since 2019, and in the same role at Eastside Distilling from 2015-2019. Prior to entering the beverage business with Miller Brewing Company in 1999, he was a chain manager at Southern Glazer’s Wine and Spirits and proudly served in the United States Air Force.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (NASDAQ: XXII) is an agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA's Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA Modified Risk Tobacco Product (MRTP) authorization for a combustible cigarette in December 2021. The Company is a subsequent participating manufacturer under the Master Settlement Agreement ("MSA") and vertically integrated for the production of its both own products and contract manufacturing operations ("CMO"), which consist primarily of branded filtered cigars and conventional cigarettes.

Learn more at xxiicentury.com, on Twitter, on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our strategic alternatives and cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, (iii) our financial and operating performance and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 28, 2024 and Quarterly Report on Form 10-Q filed on May 15, 2024. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact
Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200